CounterPath Reports Third Quarter

Fiscal 2020 Financial Results

Year-over-Year Recurring Revenue Growth of 13%

VANCOUVER, BC, Canada - March 11, 2020 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the "Company" or "CounterPath"), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced the financial and operating results for its quarter ended January 31, 2020, being the third quarter of fiscal year 2020.

Third Quarter Financial Highlights (unaudited)

  Revenue increased by 8% to $2.8 million compared to revenue of $2.6 million for the third quarter of fiscal 2019.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 13% for the quarter compared to the third quarter of fiscal 2019.

  Gross margin of 83% compared to gross margin of 78% for the third quarter of fiscal 2019.

  Loss from operations of $0.2 million compared to loss from operations of $1.0 million for the third quarter of fiscal 2019.

  Non-GAAP loss from operations of $0.0 million compared to non-GAAP loss from operations of $1.0 million for the third quarter of fiscal 2019.

  Net loss of $0.3 million, or $0.04 per share, compared to net loss of $1.1 million, or $0.18 per share, for the third quarter of fiscal 2019.

  Non-GAAP net loss of $0.1 million, or $0.02 per share, compared to non-GAAP net loss of $1.0 million, or $0.17 per share, for the third quarter of fiscal 2019.

  Cash of $1.8 million as of January 31, 2020 compared to cash of $1.9 million as of April 30, 2019.

Management Commentary

"During the quarter, we saw continued growth in our recurring revenue which reached a record level of $1.5 million during the quarter, or 56% of total revenue" said David Karp, Chief Executive Officer.  "Our operating costs were their lowest in two years, contributing to break even at the non-GAAP operating income (loss) level.  During the quarter we entered into a contract with Honeywell International to provide Honeywell with a new unified communications software solution. Honeywell Smart Talk enables mobile workers to collaborate, enhance productivity and provide superior customer experiences.  We are currently working with Honeywell on the Smart Talk go-to-market strategy for its customers, primarily in the retail, healthcare and logistics verticals.  We were also chosen by Vodafone Fiji to provide Bria mobile applications and Stretto™ Platform services to enable reliable voice calling for consumers across the Fijian and neighboring islands.  Finally, it is not clear what the full extent of the COVID-19 global public health emergency will be and how it will affect business demand or our future results of operations and financial position; however, we expect to see some offsetting benefit from businesses that are seeking unified communications software such as CounterPath's, to allow their workers to work remotely due to the situation."

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

Recent Business Highlights

  Secured a five-year deal with Vodafone Fiji to provide Bria mobile applications and Stretto Platform services to enable reliable voice calling for consumers across the Fijian and neighboring islands.

  Partnered with Honeywell to create Smart Talk - a new Unified Communications (UC) software solution that enables organizations to streamline communications, increase productivity, and enhance customer experiences by allowing mobile workers to connect and collaborate on the devices they already use in their daily operations.

  Announced that its UC solutions have been deployed in five of the nine leading call centers identified by Gartner's Magic Quadrant for Contact Center as a Service (CCaaS), North America.

  Launched Bria Solo, a two-tiered softphone solution that is available as a free version to replace CounterPath's flagship free softphone, X-Lite, and a premium, enhanced version on a subscription basis to replace the Bria 5 perpetual softphone solution available on the Company's eStore.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States ("GAAP") unless otherwise specified - unaudited).

Revenue was $2.8 million for the quarter ended January 31, 2020 compared to $2.6 million for the same quarter in the last fiscal year. Software revenue was $1.1 million compared to $1.1 million for the same quarter in the last fiscal year, subscription, support and maintenance revenue was $1.5 million compared to $1.4 million for the same quarter in the last fiscal year, and professional services and other revenue was $0.2 million compared to $0.1 million for the same quarter in the last fiscal year.

Operating expenses for the quarter ended January 31, 2020 were $3.0 million compared to $3.6 million for the same quarter in the last fiscal year. Operating expenses for the quarter ended January 31, 2020 included a non-cash stock-based compensation expense of $0.2 million (2019 - $0.1 million). Cost of sales was $0.5 million for the quarter ended January 31, 2020 compared to $0.6 million for the same quarter in the last fiscal year. Sales and marketing expenses were $0.9 million for the quarter ended January 31, 2020 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended January 31, 2020, research and development expenses were $1.0 million and general and administrative expenses were $0.6 million compared to $1.4 million and $0.7 million, respectively, for the same quarter in the last fiscal year.

Interest and other (expense) income, net for the quarter ended January 31, 2020 was ($0.1) million compared to ($0.03) million for the same quarter in the last fiscal year. Interest and other (expense) income, net was primarily comprised of interest expense of $0.1 million related to the loan payable, compared to interest expense of ($0.02) million and a foreign exchange loss of ($0.02) million for the same quarter in the last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company's subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

The net loss for the quarter ended January 31, 2020 was $0.3 million, or $0.04 per share, compared to a net loss of $1.1 million, or $0.18 per share, for the same quarter in the last fiscal year. As of January 31, 2020, the Company had $1.8 million in cash, compared to $1.9 million at April 30, 2019.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statement that it is not clear what the full extent of the COVID-19 global public health emergency will be and how it will affect business demand or our future results of operations and financial position; however, we expect to see some offsetting benefit from businesses that are seeking unified communications software such as CounterPath's, to allow their workers to work remotely due to the situation.  It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) any direct or indirect negative potential impact or harm that COVID-19 may actually have on the Company's business or its potential/current clients' businesses; (2) the lack of cash flow which may affect the Company's ability to continue as a going concern; (3) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (4) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (5) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (6) a decline in the Company's stock price or insufficient investor interest in the Company's securities which may impact the Company's ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (7) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (8) the success by the Company of the sales of its current and new products; (9) the impact of technology changes on the Company's products and industry; (10) the failure to develop new and innovative products using the Company's technologies including the refresh of our Software-as-a Service (SaaS) solution; and (11) the potential dilution to shareholders or overhang on the Company's share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX or hosted VoIP service to extend seamless and secure unified communications and collaboration to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including contact center, retail, warehouse, hospitality, and healthcare verticals. Its solutions are deployed world-wide by 8x8, Airbnb, AmeriSave, BT, Citibank, Comcast, Fusion, Fuze, Liberty Global, Uber, Windstream and others. Learn more at counterpath.com and follow on Twitter @counterpath.

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

Contacts:

David Karp

Chief Executive Officer

dkarp@counterpath.com

###

(TABLES TO FOLLOW)

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	January 31,	April 30,
	2020	2019

Assets
Current assets:
Cash	$1,764,846	$1,862,458
Accounts receivable (net of allowance for doubtful accounts of $317,262 (2019 - $619,514))	1,392,475	1,876,896
Deferred sales commission costs - current	152,816	122,777
Derivative assets	493	1,178
Prepaid expenses and other current assets	202,311	263,078
Total current assets	3,512,941	4,126,387

Deposits	96,113	94,829
Deferred sales commission costs - non-current	75,511	77,571
Equipment	71,162	59,914
Operating lease right-of-use assets	1,361,442	-
Goodwill	6,645,972	6,541,290
Intangibles and other assets	226,311	224,795
Total Assets	$11,989,452	$11,124,786

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,978,501	$2,233,875
Derivative liability	14,761	4,512
Unearned revenue	2,780,478	2,593,726
Operating lease liabilities - current	253,302	-
Accrued warranty	43,899	52,035
Other current liabilities	-	947
Total current liabilities	5,070,941	4,885,095

Deferred lease inducements	-	4,031
Loan payable	4,000,000	3,000,000
Operating lease liabilities - non-current	1,131,102	-
Unrecognized tax liability	9,763	9,763
Total liabilities	10,211,806	7,898,889

Stockholders' equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: January 31, 2020 - nil; April 30, 2019 - nil	-	-
Common stock, $0.001 par value
Authorized: 10,000,000
Issued:
January 31, 2020 - 6,101,518; April 30, 2019 - 5,950,246	6,102	5,950
Additional paid-in capital	75,991,751	75,667,533
Accumulated deficit	(70,577,838)	(68,581,091)
Accumulated other comprehensive loss - currency translation adjustment	(3,642,369)	(3,866,495)
Total stockholders' equity	1,777,646	3,225,897
Liabilities and Stockholders' Equity	$11,989,452	$11,124,786

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Revenue:
Software	$1,059,931	$1,119,311	$3,111,963	$3,398,729
Subscription, support and maintenance	1,547,832	1,367,387	4,472,638	3,938,247
Professional services and other	177,105	101,060	474,857	579,873
Total revenue	2,784,868	2,587,758	8,059,458	7,916,849
Operating expenses:
Cost of sales	464,887	563,236	1,538,866	1,782,603
Sales and marketing	899,668	983,290	2,825,271	2,945,939
Research and development	1,021,182	1,369,196	3,387,024	4,163,889
General and administrative	591,147	699,428	1,891,133	3,241,167
Total operating expenses	2,976,884	3,615,150	9,642,294	12,133,598
Loss from operations	(192,016)	(1,027,392)	(1,582,836)	(4,216,749)
Interest and other (expense) income, net:
Interest expense	(92,317)	(22,122)	(245,107)	(26,788)
Foreign exchange (loss) gain	35,643	(16,266)	(153,867)	108,205
Change in fair value of derivative instruments	(19,184)	4,255	(8,990)	(897)
Loss on lease termination	-	-	(8,746)	-
Other income	2,099	2,145	2,799	2,145
Total interest and other (expense) income, net	(73,759)	(31,988)	(413,911)	82,665
Net loss for the period	$(265,775)	$(1,059,380)	$(1,996,747)	$(4,134,084)

Net loss per share:
Basic and diluted	$(0.04)	$(0.18)	$(0.33)	$(0.70)

Weighted average common shares outstanding:
Basic and diluted	6,031,084	5,945,181	5,979,720	5,939,803

CounterPath Reports Third Quarter Fiscal 2020 Financial Results

Non-GAAP Financial Measures

This news release contains "non-GAAP financial measures". The non-GAAP financial measures in this news release consist of non-GAAP loss from operations which excludes non-cash stock-based compensation relative to loss from operations calculated in accordance with GAAP and non-GAAP net loss which excludes non-cash stock-based compensation, foreign exchange gain (loss) and change in fair value of derivative instruments relative to net loss calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath's core operating results and trends.

Reconciliation to GAAP

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Non-GAAP loss from operations:

GAAP loss from operations	$(192,016)	$(1,027,392)	$(1,582,836)	$(4,216,749)
Plus:
Stock-based compensation	187,909	64,817	312,012	404,414
Non-GAAP loss from operations	$(4,107)	$(962,575)	$(1,270,824)	$(3,812,335)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Non-GAAP net loss:

GAAP net loss	$(265,775)	$(1,059,380)	$(1,996,747)	$(4,134,084)
Plus:
Stock-based compensation	187,909	64,817	312,012	404,414
Foreign exchange loss (gain)	(35,643)	16,266	153,867	(108,205)
Change in fair value of derivative instruments	19,184	(4,255)	8,990	897
Non-GAAP net loss	$(94,325)	$(982,552)	$(1,521,878)	$(3,836,978)

GAAP net loss per share:
Basic and diluted	$(0.04)	$(0.18)	$(0.33)	$(0.70)

Non-GAAP net loss per share:
Basic and diluted	$(0.02)	$(0.17)	$(0.25)	$(0.65)